UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024
CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

DE	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside,	Suite 1100	99201
Spokane,	WA
(Address of principal executive offices)		(Zip Code)
(509) 344-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On April 29, 2024, Clearwater Paper Corporation (the “Company”) announced its results of operations and financial condition for the first quarter ending March 31, 2024. A copy of the press release containing this announcement is furnished as Exhibit 99.1 hereto. In addition, a copy of the Company’s First Quarter Supplemental Information is furnished as Exhibit 99.2 hereto.
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), the following are disclosed in the attached Adjusted EBITDA which is defined as earnings before interest expense, taxes, depreciation and amortization, other operating credits and charges, net and other non-operating items. Adjusted net income which is calculated by excluding from net income, other operating credits and charges, net, and adjusts for a normalized tax rate. Adjusted EBITDA and Adjusted net income are not a substitute for the GAAP measure of net income or other GAAP measures of operating performance.
The Company discloses Adjusted EBITDA in the attached because it is used as an important supplemental measure of its performance and believes that similarly-titled measures are frequently used by securities analysts, investors and other interested persons in the evaluation of companies in its industry, some of which present similarly-titled measures when reporting their results. The Company uses Adjusted EBITDA to evaluate its performance as compared to other companies in its industry that have different financing and capital structures and/or tax rates. It should be noted that companies calculate similarly-titled measures differently and, therefore, as presented by the Company may not be comparable to similarly-titled measures reported by other companies. In addition, Adjusted EBITDA has material limitations as a performance measure because it excludes interest expense, income tax expense and depreciation and amortization which are necessary to operate the Company's business or which the Company otherwise incurred or experienced in connection with the operation of its business.
The Company believes that adjusted net income, which excludes other operating credits and charges, net, adjusted for a normalized tax rate is a useful measure for evaluating our ability to generate earnings and that providing this measure will allow investors to more readily compare the earnings referred to in the press release to the Company's earnings for past and future periods. The Company believes that this measure is particularly useful where the amounts of the excluded items are not consistent between the periods presented. It should be noted that other companies may present similarly-titled measures differently and, therefore, as presented by the Company may not be comparable to similarly-titled measures reported by other companies. In addition, adjusted net income has material limitations as a performance measure because it excludes items that are actually incurred or experienced in connection with the operations of the Company's business.
The information in Item 2.02, including Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibit Index

Exhibit	Description
99.1	Press release issued by Clearwater Paper Corporation regarding the first quarter ended March 31, 2024 financial results
99.2	Supplemental financial information for the first quarter ended March 31, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date : April 29, 2024
CLEARWATER PAPER CORPORATION

By:	/s/ REBECCA A. BARCKLEY
Rebecca A. Barckley, Vice President, Corporate Controller (Principal Accounting Officer)